EXHIBIT 10.1

SUPPORT AGREEMENT

This SUPPORT AGREEMENT dated as of February 15, 2017 (this “Agreement”) is by and among Guaranteed Rate, Inc., a Delaware corporation (“GRI”), Realogy Holdings Corp, a Delaware corporation (“Realogy”), and PHH Corporation, a Maryland corporation (“PHH”, and together with GRI and Realogy, the “Parties” and each a “Party”). All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the APA (hereafter defined).

W I T N E S S E T H

WHEREAS, Guaranteed Rate Holdings, LLC (the “GRI Member”), is a wholly-owned subsidiary of GRI, and TRG Venture Partner LLC (the “Realogy Member”) is an indirect wholly-owned subsidiary of Realogy (each of the GRI Member and the Realogy Member is referred to herein as a “Member” and collectively the “Members”).

WHEREAS, on February 8, 2017, the GRI Member and the Realogy Member formed Guaranteed Rate Affinity, LLC, a Delaware limited liability company (the “JV”), and concurrently with the execution of this Agreement, the GRI Member and the Realogy Member are entering into a Limited Liability Company Operating Agreement for the JV (the “JV Operating Agreement”);

WHEREAS, concurrently with the execution of this Agreement, Realogy Services Venture Partner LLC, a Delaware limited liability company (“RSV”), PHH Broker Partner Corporation, a Maryland corporation (“PHHBPC”), and PHH are entering into a JV Equity Interests Purchase Agreement (the “HL Purchase Agreement”) pursuant to which RSV has agreed to sell to PHHBPC, and PHHBPC has agreed to purchase from RSV, all of RSV’s interest (the “Purchased Interests”) in and to PHH Home Loans, LLC (“HL”), upon the terms and subject to the conditions set forth in the HL Purchase Agreement, following which PHHBPC shall own all the issued and outstanding membership interests in and to HL;

WHEREAS, concurrently with the execution of this Agreement, the JV, HL and PHH are entering into an Asset Purchase Agreement (the “APA”), pursuant to which HL has agreed to sell to the JV, and the JV has agreed to acquire, the Purchased Assets, upon the terms and subject to the conditions set forth in the APA; and

WHEREAS, this Agreement sets forth, among other things, the agreement by GRI and Realogy to cause their respective subsidiaries that are Members of the JV to take certain actions in connection with the JV’s performance of its obligations and duties under the APA and to provide PHH with a guaranty of their respective Subsidiaries obligations under the APA and the HL Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, promises and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

SUPPORT OBLIGATIONS

1.1          Support Obligations.

(a)           GRI agrees to cause the GRI Member, and Realogy agrees to cause the Realogy Member, to provide to the JV its respective proportionate share (based on its percentage ownership of membership interests in the JV) (each, its “Pro Rata Share”) of capital contributions that are required to enable the JV to (i) obtain the Licensing Approvals and Investor Approvals that are conditions to the consummation of the transactions contemplated by the APA as promptly as is reasonably practicable after the date hereof, and (ii) purchase the Purchased Assets, pursuant to the APA, as and when such capital contributions are required to be made, and not later than the applicable closing of the transactions contemplated by the APA (subject to the satisfaction or waiver of all conditions precedent under the APA).

(b)           GRI agrees to cause the GRI Member, and Realogy agrees to cause the Realogy Member, to use good faith efforts to cause its respective appointed Representatives (as defined in the JV Operating Agreement) on the Operating Committee of the JV to support obtaining the Licensing Approvals and Investor Approvals and the purchase of the Purchased Assets from HL, on the terms and subject to the conditions set forth in the APA.  In furtherance of the foregoing, each of GRI and Realogy will, and will cause their respective Subsidiaries and its and their Representatives to, provide to the JV such cooperation as is reasonably necessary in connection with obtaining the Licensing Approvals and Investor Approvals, including (a) furnishing any documentation or information about such Party or its Subsidiaries as may be reasonably required or requested by the applicable Governmental Entities, (b) assisting with the preparation of required applications, registrations, notifications and other filings with the applicable Governmental Entities, (c) participating in meetings with and responding to inquiries from the applicable Governmental Entities and (d) providing any reasonable assurance that the JV is an eligible licensee in accordance with applicable regulatory requirements, as may be required or requested by the applicable Governmental Entities.

(c)           In the event any Delayed Purchased Assets and the Assumed Liabilities related thereto have not been acquired or assumed by the JV prior to the second anniversary of the date of the APA, GRI will use its reasonable best efforts to directly or indirectly acquire such Delayed Purchased Assets and assume such Assumed Liabilities no later than the second anniversary of the date of the APA, consistent with Section 1.7 of the APA.

(d)           Each of GRI and Realogy, severally (based on its Pro Rata Share) and not jointly, guarantees, absolutely and unconditionally and as a primary obligation (and not as surety only), the payment obligations of the JV under the APA, the Assignment and Assumption Agreement, and the Transition Services Agreement (collectively, the “APA Relevant Agreements”), strictly in accordance with the terms thereof, as well as payment of any Damages awarded by a Governmental Entity in connection with any breach of a pre-Closing obligation contained in the APA up to a maximum amount of $3,000,000 (the “APA Guaranteed Obligations”).  If the JV fails or refuses to pay any such APA Guaranteed Obligations, each of GRI and Realogy shall, severally (based on its Pro Rata Share) and not jointly, without any notice or demand whatsoever, immediately pay such APA Guaranteed Obligations for which the GRI Member or the Realogy Member is liable (based on their Pro Rata Share of the APA Guaranteed Obligations), as applicable.  Each of GRI and Realogy agrees that this guarantee constitutes a guaranty of payment when due and not of collection or performance.  Each of GRI and Realogy hereby expressly waives (to the fullest extent permitted by Law) diligence, presentment, demand of payment, protest and, to the extent permitted by Law, all notices whatsoever (except as otherwise required to be provided to the JV under the APA Relevant Agreements), any requirement that any Party exhaust any right, power or remedy or proceed against the JV under any APA Relevant Agreement. The foregoing notwithstanding, in no event shall GRI or Realogy be required to pay more than its applicable Pro Rata Share of the APA Guaranteed Obligations.

(e)           Realogy guarantees, absolutely and unconditionally and as a primary obligation (and not as surety only) that RSV shall fully, completely and timely pay and perform all of its obligations and Liabilities described in the HL Purchase Agreement, the Assignment and Assumption Agreement (as defined in the HL Purchase Agreement) or the Termination Agreement (as defined in the HL Purchase Agreement) (collectively, the “HLPA Relevant Agreements”), strictly in accordance with the terms thereof (the “HLPA Guaranteed Obligations”).  If RSV fails or refuses to pay or perform any such HLPA Guaranteed Obligations, Realogy shall, without any notice or demand whatsoever, immediately pay or perform such HLPA Guaranteed Obligations, as applicable.  Realogy agrees that this guarantee constitutes a guaranty of payment when due and not of collection.  Realogy hereby expressly waives (to the fullest extent permitted by Law) diligence, presentment, demand of payment, protest and, to the extent permitted by Law, all notices whatsoever (except as otherwise required to be provided to RSV under the HL Purchase Agreement), any requirement that any party exhaust any right, power or remedy or proceed against RSV under any HLPA Relevant Agreement.

(f)            Notwithstanding anything to the contrary in this Agreement, PHH acknowledges and agrees that (i) to the extent that the JV or RSV, as applicable, is relieved of any of the APA Guaranteed Obligations or the HLPA Guaranteed Obligations, respectively, each of GRI and Realogy and their respective Subsidiaries shall be similarly relieved of their corresponding obligations under this Agreement, and (ii) each of GRI and Realogy may assert, as a defense to, or release or discharge of, any obligation of such Party under this Agreement, any claim, defense or release that the JV or RSV, as applicable, could assert against PHH or its Subsidiary under the APA Relevant Agreements or the HLPA Relevant Agreements, as the case may be.

(g)           In the event that any Governmental Entity listed on Section 5.1(e) of the PHH Disclosure Letter shall have notified any of the Parties in writing that it has an outstanding material objection to the consummation of the Transactions, each of the Parties agree to use their respective reasonable best efforts to resolve such objection; provided that it will not be deemed a breach of this covenant if such efforts fail to clear the objection.

ARTICLE II

MISCELLANEOUS

2.1          Termination. The term of this Agreement shall commence on the date hereof and shall continue in effect until the earlier of (i) the full payment and performance of the APA Guaranteed Obligations and the HLPA Guaranteed Obligations or (ii) 180 days after the termination of the APA and the HL Purchase Agreement; provided that, in the event that any Action is instituted that challenges the validity of the termination of the APA or the HL Purchase Agreement or alleges the breach of or seeks the enforcement of the terms thereof, this Agreement shall continue in effect until such Action is finally resolved.

2.2          Counterparts. This Agreement may be executed in multiple counterparts, any one of which need not contain the signatures of more than one Party, but all such counterparts taken together shall constitute one and the same instrument.  This Agreement or any counterpart may be executed and delivered by facsimile copies or delivered by electronic communications by portable document format (.pdf), each of which shall be deemed an original.

2.3          Entire Agreement. This Agreement and the other Transaction Agreements contain a final and complete integration of all prior expressions by the Parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the Parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto.

2.4          Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable Law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

2.5          Amendment. This Agreement may be amended only by a written agreement executed by all the Parties. Following such amendment, this Agreement, as amended, shall be binding upon all Parties.

2.6          Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, successors and permitted assigns, and neither this Agreement nor any of the rights or obligations hereunder may be assigned by any Party without the prior written consent of the other Parties.

2.7          No Third Party Beneficiaries. Nothing contained in this Agreement, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

2.8          Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CHOICE OF LAWS RULES THEREOF, AND THE OBLIGATIONS,

RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

2.9          Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER RELATED DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

2.10        Submission to Jurisdiction; Waivers. Each Party hereby irrevocably and unconditionally: (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Transaction Agreements to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the federal or state courts of the State of Delaware, and appellate courts from any thereof; (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Parties, at their addresses set forth in Section 2.11 or at such other address of which the Parties shall have been notified pursuant thereto; and (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

2.11        Notices. To be effective, unless otherwise specified in this Agreement, all notices and demands, consents and other communications under this Agreement must be in writing and must be given (a) by depositing the same in the United States mail, postage prepaid, certified or registered, return receipt requested, (b) by delivering the same in Person and receiving a signed receipt therefore, (c) by sending the same by a nationally recognized overnight delivery service or (d) by telecopy (promptly confirmed by telephone and followed by personal or nationally recognized overnight delivery). For purposes of notices, demands, consents and other communications under this Agreement, the addresses of the Parties (and their respective counsel, if applicable) shall be as follows:

If to GRI, addressed to:

Guaranteed Rate, Inc.
3940 N. Ravenswood
Chicago, IL 60613
Attention: Chief Executive Officer
Facsimile No.: 773-435-0676

with a copy (which will not constitute notice) to:

Mayer Brown LLP
1999 K Street
Washington, DC 20006
Attention: Lauren Pryor
Email: Lpryor@mayerbrown.com
Facsimile No.: 202-830-0358

If to Realogy, addressed to:

Realogy Holdings Corp.
175 Park Avenue
Madison, New Jersey 07940
Attention:  General Counsel
Facsimile No.:  973-407-6685

with a copy (which will not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036-6522
Attention: Thomas W. Greenberg, Esq.
Email: Thomas.greenberg@skadden.com
Facsimile No.: 917-777-7886

If to PHH, addressed to:

PHH Corporation
3000 Leadenhall Road
Mt. Laurel, NJ  08054
Attention:  General Counsel
Facsimile No.:  856-917-7295

with a copy (which will not constitute notice) to:

Jones Day
250 Vesey Street
New York, New York  10281
Attention:  Jeffrey Symons
Email:  jsymons@jonesday.com
Facsimile No.: (212) 755-7306

Notices, demands, consents and other communications mailed in accordance with the foregoing clause (a) shall be deemed to have been given, made and received three (3) Business Days following the date so mailed. Notices, demands, consents and other communications given in accordance with the foregoing clauses (b) and (d) shall be deemed to have been given, made and received when sent on a Business Day or, if not sent on a Business Day, then the next succeeding Business Day. Notices, demands, consents and other communications given in accordance with the foregoing clause (c) shall be deemed to have been given, made and received when delivered or refused on a Business Day or, if not delivered or refused on a Business Day, then the next succeeding Business Day. Any Party or its assignee may designate a different address to which notices or demands shall thereafter be directed and such designation shall be made by written notice given in the manner hereinabove required, provided, that at all times each Party shall be required to maintain a notice address in the continental United States.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each Party has caused this Agreement to be duly executed and delivered by its duly authorized officer as of the date first above written.

GUARANTEED RATE, INC.

By:	/s/ Victor Ciardelli
Name: Victor Ciardelli
Title: Chief Executive Officer

REALOGY HOLDINGS CORP.

By:	/s/ Anthony E. Hull
Name: Anthony E. Hull
Title: Executive Vice President, Chief Financial Officer, Treasurer

PHH CORPORATION

By:	/s/ Glen A. Messina
Name: Glen A. Messina
Title: President and Chief Executive Officer

[Signature Page to Support Agreement]